Exhibit 10.20

LEASE OF IMPROVED PROPERTY

between

BAKER-PROPERTIES LIMITED PARTNERSHIP,

Landlord,

and

COMPOSECURE, L.L.C.,

Tenant

500 Memorial Drive

Franklin, New Jersey

as of December 1, 2011

LEASE AGREEMENT

Basic Lease Information

1.	Date of Lease:	December 1, 2011

2.	Landlord:	Baker-Properties Limited Partnership,
a Connecticut limited partnership
One West Red Oak Lane
White Plains, New York 10604
Attention: Philip C. King
Vice President

3.	Address for Payment of Rent to	One West Red Oak Lane
	Landlord:	White Plains, New York 10604
Attention: Philip C. King
Vice President

4.	Tenant:	Composecure, L.L.C.
269 Sheffield Street, Unit #3
Mountainside, New Jersey 07092

After Tenant commences occupancy of the Demised Premises for the conduct of its business, Tenant’s address shall be the Demised Premises.

5.	Complex:	The land known as Block 517.01, Lot 318 in the Town of Franklin, County of Somerset, State of New Jersey, and the building and other improvements thereon.

6.	Building:	The Building located at and commonly known as 500 Memorial Drive in the Township of Franklin, County of Somerset, and State of New Jersey

7.	Demised Premises:	The portion of the Building designated in crosshatching g on the floor plan attached hereto as Exhibit A, consisting of approximately 45,526 rentable square feet and deemed to be 45,526 rentable square feet.

8.	Parking	Tenant shall have the use Tenant’s Share of parking spaces in the Complex, open and unassigned on a first-come, first-served basis.

9.	Estimated Commencement Date:	April 1, 2012 (See Section 3 of the Lease)

10.	Termination Date:	The last day of the month that is ten (10) years after the Commencement Date occurs, or such earlier date upon which the Term may expire or be terminated pursuant to any of the conditions of this Lease or pursuant to law.

11.	Renewal Option:	One (1) option to renew for five (5) years upon twelve (12) months prior written notice at greater of rental rate at the end of the initial term or Fair Market Value in accordance with Exhibit D of the Lease.

12.	Rentable Area of the Building:	Approximately 148,598 rentable square feet and deemed to be 148,598 rentable square feet.

13.	Tenant’s Share:	For all purposes of this Lease, Tenant’s Share is agreed to be thirty and sixty four one hundredths percent (30.64%), which is determined by dividing the approximate rentable area of the Demised Premises by the aggregate Rentable Area of the Building and multiplying the dividend by 100. Tenant shall pay Tenant’s Share of all Real Property Taxes and Complex Operating Costs.

14.	Guarantor:	None.

15.	Basic Rent:		Annual
		Lease	Basic Rent	Monthly	Annualized
		Year	(p.s.f.)	Basic Rent	Basic Rent
		1	$5.50	$20,866.08	$250,393.00
		2	$5.67	$21,492.07	$257,904.79
		3	$5.83	$22,136.83	$265,641.93
		4	$6.01	$22,800.93	$273,611.19
		5	$6.19	$23,484.96	$281,819.53
		6	$6.38	$24,189.51	$290,274.11
		7	$6.57	$24,915.19	$298,982.34
		8	$6.76	$25,662.65	$307,951.81
		9	$6.97	$26,432.53	$317,190.36
		10	$7.18	$27,225.51	$326,706.07

16.	Prepayment of Rent:	First month due upon execution. Each payment thereafter due monthly in advance of the first day of each month.

17.	Security Deposit:	$41,732.00 letter of credit in accordance with Section 4(g) of the Lease.

18.	Permitted Use:	Manufacture, distribution and, storage of plastic laminate and metal cards with ancillary office use, personalization of cards, and all related business projects and for no other use without Landlord’s prior written consent, which shall not be unreasonably withheld provided that the use is not in violation of any laws, municipal codes, ordinances, building rules or regulations, and provided the use is not classified under ISRA as a use that would trigger an IRSA review or potentially expose the Landlord to any environmental risk greater than that already posed by Tenant’s initial use, and provided the use does not create any excessive vibration, noise, odors, excessive traffic, wear and tear on the Building, the Building systems or on any improvements that serve the Building.

19.	Work Allowance:	None.

20.	Right of First Offer:	Tenant has a right of first offer for the contiguous space in accordance with Article 29 of the Lease.

21.	Brokers:	Zimmel Associates, Inc.

Exhibits:		Exhibit A – Demised Premises
Exhibit B – Complex
Exhibit C – Form of Commencement Date Agreement
Exhibit D – Renewal Option
Exhibit E – Rules and Regulations
Exhibit F – Form of Letter of Credit

The foregoing Basic Lease Information is hereby incorporated into and made a part of the Lease. Each reference in the Lease to any information and definitions contained in the Basic Lease Information shall mean and refer to the information and definitions hereinabove set forth. In the event of any conflict between any Basic Lease Information and the Lease, the Lease shall control.

LEASE OF IMPROVED PROPERTY

This Lease (as the same may be amended or otherwise modified from time to time, this “Lease”) made and entered into as of the 22 day of December, 2011 between Baker-Properties Limited Partnership, a limited partnership organized and existing under the laws of the State of Connecticut, having its office and principal place of business at One West Red Oak Lane, White Plains, New York 10604, herein after referred to as “Landlord” and Composecure, L.L.C., a limited liability company organized and existing under the laws of the State of New Jersey, having an office and principal place of business in 269 Sheffield Street, Unit #3, Mountainside, New Jersey 07092, hereinafter referred to as “Tenant”.

WITNESSETH

That Tenant and Landlord do hereby agree as follows:

Section 1.       Definitions.

(a) As used in this Lease, the following terms have the following respective meanings:

(i)       Additional Rent: All amounts due and payable under this Lease other than Basic Rent.

(ii)       Basic Rent: All amounts due and payable under this Section 4(a) of this Lease.

(iii)       Bankruptcy Code: Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq.

(iv)       Business Day: Any day other than Saturday, Sunday or Building Holiday.

(v)       Common Areas: All common areas and facilities which may be furnished by Landlord in or near the Demised Premises, the Building, and the Complex for general use in common by all tenants, their agents, employees and customers, including any common parking areas, driveways, pedestrian sidewalks, landscaped and planted areas.

(vi)       Complex: Defined in the Basic Lease Information.

(vii)       Default Rate: A per annum interest rate equal to the lesser of (i) the Prime Rate then in effect plus ten (10%) percent per annum or (ii) the maximum interest rate permitted to be collected by Landlord from Tenant pursuant to applicable law.

(viii)       Demised Premises: Defined in Section 2(a).

(ix)       Environmental Laws: all statutes, regulations, codes and ordinances of any governmental entity, authority, agency and/or department relating to (i) air emissions, (ii) water discharges, (iii) noise emissions, (iv) air, water or ground pollution or (v) any other environmental or health matter, including, but not limited to ISRA, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. and the regulations promulgated thereunder; the United States Department of Transportation Hazardous Materials Table (49 CFR 172.102); hazardous substances designated by the Environmental Protection Agency (40 CFR Part 302); the Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq., as amended by the Hazardous and Solid Waste Amendments, Pub. L. No. 98-616, 98 Stat. 3221), the Clean Air Act and the Clean Water Act.

(x)       Event of Default: Defined in Section 16(a).

(xi)       ISRA: The Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq.

(xii)       Legal Requirement(s): all statutes, codes, ordinances, regulations, rules, orders, directives and requirements of any governmental entity, authority, agency and/or department, which now or at any time hereafter may be applicable to the Building or any part thereof, including, but not limited to, all Environmental Laws.

(xiii)       Net Award: Any insurance proceeds or condemnation award payable in connection with any damage, destruction or Taking, less any expenses incurred by Landlord or Tenant as applicable in recovering such amount.

(xiv)       NJDEP: The New Jersey Department of Environmental Protection.

(xv)       Prime Rate. The rate per annum from time to time established by JPMorgan Chase Bank as the Prime Rate (or another national bank selected by Landlord if JPMorgan Chase Bank no longer publishes a Prime Rate).

(xvi)       Real Property Taxes: Defined in Section 4(c).

(xvii)       Rent: All Basic Rent and Additional Rent payable under this Lease.

(xviii)       Taking: A taking of all or any part of the Building, or any interest therein or right accruing thereto, as the result of, in lieu of, or in anticipation of the exercise of the right of condemnation or eminent domain pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Building or any part thereof, by any governmental authority, civil or military.

(xix)       Tenant’s Share: The percentage arrived at by dividing the square footage of the Demised Premises by the total rentable square footage in the Building. As presently constituted, Tenant’s Share is 30.64%.

(xx)       Tenant’s Visitors: Tenant’s agents, servants, employees, subtenants, contractors, invitees, licensees and all other persons invited by Tenant into the Demised Premises as guests or doing business with Tenant.

(xxi)       Unavoidable Delays: Any delays due to acts of God, governmental restrictions or guidelines, strikes, labor disturbances, shortages of materials and supplies and for any other causes or events whatsoever beyond Landlord’s reasonable control

(xxii)       Underlying Encumbrance: Defined in Section 16.

Section 2.         Demised Premises.

(a)       Landlord demises and lets to Tenant and Tenant leases and takes from Landlord the second- floor space shown in crosshatching on Exhibit “A” attached hereto and made a part hereof (called “Demised Premises”), consisting of a 45,526 rentable square foot area, forming part of the Building located at the Complex,

(b)       The location and boundaries of the Complex outlined on Exhibit “B” set forth the general layout of the Complex, but shall not be deemed to be a representation or agreement on the part of Landlord that the Complex will be as indicated on Exhibit “B”. Landlord reserves the right at any time to change the size, height, layout or location of the building, walks, parking, loading and Common Areas and/or other areas, now or at any time hereafter forming a part of the Complex; to make alterations or additions to, and to build additional stories and to add buildings to the Complex and to designate other parcels of land to be added to the Complex; and to combine such other parcels including all buildings and improvements thereon, with the Complex provided same does not unreasonably interfere with Tenant’s access to or use of the Demised Premises.

(c)       Tenant’s right to use and occupy the Demised Premises during the Term shall include the right to use and occupy the loading docks leading into the Demised Premises. Additionally, Tenant shall have the non-exclusive right to the use of Tenant’s Share of automobile parking spaces located within the Complex, open and unassigned.

(d)       Tenant’s right to use and occupy the Demised Premises during the Term shall include the right to use, in common with the other tenants of the Complex and their customers, guests, and invitees, the Common Areas of the Complex, as more fully set forth in Section 6 hereof.

(e)       Nothing herein contained shall be construed as a grant or demise by Landlord to Tenant of the roof or exterior walls of the Complex or the land below the floor of the Demised Premises, or any part of the Complex exterior to the Demised Premises, or of the Common Areas.

(f)       Landlord reserves from the Demised Premises the right of reasonable ingress and egress through the Demised Premises to part of the Complex not hereby demised, and also reserves space for pipes, ducts and wires, leading to and from parts of the Complex not hereby demised.

Section 3.           Term.

(a)       The Term of this Lease shall be for a period of ten (10) years, plus the number of days required to have such Term expire on the last day of a calendar month (the “Term”), commencing on the Commencement Date (as defined below) and ending, unless sooner terminated, on the last day of the month that is ten (10) years after the Commencement Date (the “Expiration Date”). The “Commencement Date” shall be the earlier of (i) the day that a temporary or permanent certificate of occupancy is issued for the Demised Premises or (ii) April 1, 2012.

(b)       Within fifteen (15) days of Commencement Date, Landlord and Tenant shall execute and deliver to each other, duplicate originals of a commencement date statement, in the form attached hereto as Exhibit “C”, which shall specify the commencement and expiration dates of the Term (“Commencement Date Statement”), and upon execution the Commencement Date Statement shall be deemed a part of this Lease.

Section 4.            Rent

(a)       Basic Rent. Tenant shall pay Basic Rent for each Lease Year (as defined below) in the per annum amounts set forth in the table in the Basic Lease Information Section of this Lease in equal monthly installments, in advance on the first day of each month of the Term of this Lease. If the day on which the Term of this Lease shall commence is other than the first day of the month, then the rent for the initial fraction of the month shall be apportioned. All rental payments shall be paid to Landlord at One West Red Oak Lane, White Plains, New York 10604 or at such other place as Landlord may designate in writing, free of all claims, demands, or offsets of any kind or character. “Lease Year” as used herein shall mean a period of twelve (12) consecutive calendar months, the first of which will begin on the Commencement Date, provided that if the Commencement Date is not the first day of a calendar month the first Lease Year will consist of the Partial Month referred to in Section 3 of this Lease and the next succeeding twelve (12) consecutive calendar months.

(b)        Operating Costs. Tenant shall also pay to Landlord as Additional Rent hereunder, Tenant’s Share of “Complex Operating Costs” (as hereinafter defined) in equal monthly installments based upon Landlord’s reasonable estimate of such Complex Operating Costs. By April 1st of each year, Landlord shall provide Tenant with an accounting of such “Complex Operating Costs” for the prior year, and Tenant shall pay Landlord any balance owing within thirty (30) days. If Landlord has collected in excess of expenses, Tenant shall receive a credit against future payments of Tenant’s Share of Complex Operating Costs.

(i)       The Basic Rent shall be net to Landlord such that all costs and expenses in connection with the Complex (other than Landlord’s debt service) shall either be paid directly by the various tenants or paid by Landlord and allocated among the various tenants. It is further understood that the only obligations of Landlord to effectuate operation, maintenance and repair of the Complex are those set forth in Section 9 hereof. “Complex Operating Costs” as used herein shall mean all costs incurred by Landlord in operating, maintaining and repairing the Complex including, without limitation; the cost of clearing snow and ice; trash, garbage and other refuse removal; the cost and expense of gardening and landscaping; Landlord’s insurance including bodily injury, public liability, property damage liability, fire and extended coverage or all risk insurance covering the Complex, rent insurance; water and sewer charges; repairs to the building and building improvements and other parts of the Complex; re-striping parking areas; repair to parking areas; painting; maintenance and repairs of traffic and directional signs and equipment; extermination; electrical, water or other utility charges serving the Common Areas; policing and regulating traffic; structural repairs and roof maintenance; a reserve equal to 8% of the estimated cost for resurfacing the parking area; 5% of all of the foregoing to cover Landlord’s administrative supervision, overhead and general conditions costs; and all other similar costs properly chargeable to such operation, maintenance and repair. Excluding therefrom only the costs and expenses required of Landlord pursuant to Section 5(a)(ii). hereof. Landlord shall provide Tenant with an annual itemized estimate of all Complex Operating Costs and an annual reconciliation of actual amounts of Complex Operating Costs against estimated Complex Operating Costs.

(c)       Taxes.

(i)       Tenant shall also pay to Landlord as Additional Rent hereunder, throughout the Term, Tenant’s Share of “Real Property Taxes” (as hereinafter defined) in equal monthly installments based upon Landlord’s reasonable estimate of such Real Property Taxes based upon actual Real Property Taxes paid by Landlord for the Complex for the prior tax year. By April 1st of each year, Landlord shall provide Tenant with an accounting of such “Real Property Taxes” for the prior year, and Tenant shall pay Landlord any balance owing within thirty (30) days. If Landlord has collected in excess of expenses, Tenant shall receive a credit against future payments of Tenant’s Share of Real Property Taxes.. “Real Property Taxes” shall mean all real estate and ad valorem taxes, assessments, water and sewer charges, school taxes and other governmental impositions and charges which shall be levied, assessed, imposed, or have become due and payable, or liens upon, or arising from the use, occupancy or possession of the Complex or any part thereof (excluding any particular taxes assessed due to the peculiar nature of the occupancy of any tenant). The term Real Property Taxes shall not include (i) any charge, such as a water meter charge and the sewer rent based thereon, which is measured by consumption or (ii) any municipal, state or federal taxes based on net income or any estate, inheritance or transfer taxes or any franchise taxes assessed against or imposed upon Landlord, except to the extent substituted for the then Real Property Taxes. Whether or not Landlord shall take the benefit of the provisions of any statute permitting any assessment for public betterments to be paid over a period of years, Landlord shall, nevertheless, be deemed to have taken such benefit so that the term Real Property Taxes shall include only the current annual installment of any such assessment. Landlord hereby covenants with Tenant that Landlord shall be responsible for paying and shall pay the Real Property Taxes and shall present receipted tax bills to Tenant.

(ii)       Tenant at all times shall be responsible for and shall pay, before delinquency, all taxes levied or assessed by any governmental authority on any leasehold interest, any investment of Tenant in the Demised Premises, or any personal property of any kind owned, installed or used by Tenant or on Tenant’s right to occupy the Demised Premises. In addition, Tenant shall be responsible for all taxes attributable to any increased assessment incurred as a result of any of Tenant’s Work (as defined in Section 5(b) hereof). In the event that Real Property Taxes are not separately assessed or attributable to such additions, the informal decision by the Tax Assessor with respect thereto shall be binding on the parties, subject to adjustment for any future changes in the decision by the Tax Assessor based upon a tax appeal or otherwise.

(iii)       If Landlord is not challenging the amount of any assessments for Real Estate Taxes, Tenant shall have the right, at Tenant’s sole cost and expense and upon prior written notice to Landlord, to protest the amount of any assessments provided that Tenant shall continue to pay Tenant’s Share of Real Property Taxes. Landlord agrees to reasonably cooperate with Tenant in such appeal at no cost or expense to Landlord. If there is a reduction attributable to any period included in the Term and no Event of Default has occurred, Tenant shall be entitled to Tenant’s Share of the benefit of such reduction applicable to the Demised Premises including Tenant being entitled to a credit in such amount against future payments of Real Property Taxes for any refund of any excess Tenant’s Share of Real Estate Taxes paid by Tenant.

(d)       Late Charges. If any installment of Basic Rent or Additional Rent is not paid when due, Tenant shall pay to Landlord on demand, as Additional Rent, a late charge equal to six percent (6%) of the amount unpaid. Such charge shall be imposed monthly for each late payment. In addition, any installment or installments of Basic Rent or Additional Rent accruing hereunder which are not paid within ten (10) days after the date when due, shall bear interest at the Default Rate from the due date thereof until the date of payment, which interest shall be deemed Additional Rent hereunder and shall be payable upon demand by Landlord. Nothing herein shall be intended to violate any applicable law, code or regulation, and in all instances all such charges shall be automatically reduced to any maximum applicable legal rate or charge.

(e)       Net Lease. It is understood that this Lease is a triple-net lease and that the Tenant shall be responsible for the payment and performance of all obligations of the Landlord with respect to the Demised Premises without setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense. The Landlord shall not be required to incur any expense and shall have no obligation under the Lease with respect to the Demised Premises except as specifically set forth in Sections 5(a) and 10(e). The Tenant shall pay all other amounts and perform all obligations with respect to the Demised Premises during the term of this Lease.

(f)       No Offset. Tenant hereby covenants and agrees to pay to Landlord during the Term, at Landlord’s address provided for payment of rent to Landlord in the Basic Lease Information, or such other place as Landlord may from time to time designate, in writing without any offset, set-off, counterclaim, deduction, defense, abatement, suspension, deferment or diminution of any kind (i) the Basic Rent, without notice or demand, (ii) Additional Rent and (iii) all other sums payable by Tenant hereunder. Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall Tenant have any right to terminate or avoid this Lease or be entitled to the abatement of any Basic Rent, Additional Rent or other sums payable hereunder or any reduction thereof, nor shall the obligations and liabilities of Tenant hereunder be in any way affected for any reason. The obligations of Tenant hereunder shall be separate and independent covenants and agreements.

(g)       Security Deposit. Simultaneously with the execution of this Lease, Tenant will deposit with Landlord an unconditional, irrevocable letter of credit in the amount of the Security Deposit in the form attached hereto as Exhibit F (or another form satisfactory to Landlord) and issued by a bank having an office in Middlesex or Somerset County, New Jersey, and otherwise reasonably satisfactory to Landlord (the “Letter of Credit”), as additional security for Tenant’s faithful and timely payment and performance by Tenant of all of Tenant’s obligations, covenants, conditions and agreements under this Lease. The Letter of Credit must expressly permit partial drawings on multiple occasions. The Letter of Credit shall provide that it is assignable by Landlord without charge to Landlord and shall either (A) expire on the date which is sixty (60) days after the scheduled expiration of this Lease and any extensions thereof (the “LC Date”) or (B) be automatically self-renewing for periods of at least one (1) year until the LC Date; provided that said Letter of Credit states that it may be drawn upon if same is not renewed at least sixty (60) days prior to the then expiration thereof. If Tenant holds over in the Demised Premises without the consent of Landlord after the expiration or termination of this Lease, Landlord may draw upon the Letter of Credit and hold the proceeds thereof as security for the performance of Tenant’s obligations under this Lease or utilize such proceeds as provided herein. Landlord may also draw on the Letter of Credit (or use the proceeds thereof) to remedy events of default by Tenant in the payment or performance of any of Tenant’s obligations under this Lease. If Landlord shall have so drawn upon the Letter of Credit (or used the proceeds thereof), Tenant shall, within five (5) days after demand, deposit with Landlord a replacement Letter of Credit (or an amendment to the existing Letter of Credit) such that, at all times, Landlord is holding a Letter of Credit (or cash proceeds thereof) equal to the Security Deposit. In the event that Tenant defaults beyond all applicable notice and cure periods in respect of any of the terms, provisions, covenants and conditions of this Lease, including but not limited to payment of any Basic Rent or Additional Rent, Landlord may draw upon the Letter of Credit and use, apply or retain the whole or any part of the proceeds of the Letter of Credit for the payment of any such Basic Rent or Additional Rent in default or for any other sum which Landlord may expend or be required to expend by reason of Tenant’s default, including any damages or deficiency in the reletting of the Premises, whether such damage or deficiency may accrue before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all the terms, provisions, covenants and conditions of this Lease, the Letter of Credit or any unapplied proceeds thereof or other security deposit held by Landlord hereunder, shall be returned to Tenant (or the person lawfully entitled thereto) within thirty-five (35) days after the earlier of (x) the time fixed as the expiration of the herein Term or (y) if Tenant is not in default under this Lease and provided Tenant has not caused the termination of this Lease (except pursuant to any termination rights expressly granted to Tenant pursuant to this Lease), the earlier termination of this Lease. In the absence of evidence satisfactory to Landlord of any assignment of the right to receive the Letter of Credit, or the remaining balance of the proceeds thereof or other security deposit held by Landlord hereunder, Landlord may return the same to the original Tenant, regardless of one or more assignments of the Lease itself.

Section 5.        Improvements

(a) Landlord’s Work. None.

(b) Tenant’s Work.

(i)       Tenant accept the Demised Premises in its current “as-is, where-is” condition with all faults and acknowledges that Landlord shall have no obligation to perform any work in the Demised Premises to ready it for Tenant’s occupancy. Rather, Tenant shall construct the improvements in the Demised Premises necessary or desireable for Tenant’s initial occupancy of the Demised Premises.

(ii)       Within thirty (30) days following the execution and delivery of this Lease, Tenant shall submit to Landlord, for Landlord’s written approval, which shall not be unreasonably withheld or delayed, at Tenant’s own cost and expense, plans for the Demised Premises, prepared by architects and engineers (where applicable) and others previously approved by Landlord, describing all work (“Tenant’s Work”) necessary for the opening and operation of Tenant’s business, including, without limitation, trade fixtures and equipment, lighting fixtures and appliances, and Tenant shall also deliver to Landlord a detailed statement of the cost of Tenant’s Work. Such plans and specifications shall be prepared in, and Tenant’s Work shall be completed in, conformity with all applicable laws, codes, orders, rules, regulations and requirements and Landlord’s approval shall not be a waiver of the foregoing requirement nor impose any liability or responsibility upon Landlord for the legality or adequacy of such plans and specifications. Landlord shall promptly reply to Tenant’s written requests for approval of plans for the Demised Premises.

(iii)       Tenant shall employ in the performance of Tenant’s Work, only such labor as will not cause any controversy with any labor organization, representing trades performing work for Landlord, its contractors and subcontractors, in and about the Complex. All contractors performing work for Tenant shall be subject to Landlord’s prior approval which shall not be unreasonably withheld. The foregoing is not intended to mean that Landlord requires Tenant to use only union labor in the Demised Premises.

(iv)       Tenant shall be responsible for obtaining all permits from governmental agencies having jurisdiction, prior to the commencement of any Tenant’s Work and all certificates of occupancy and other documents reasonably required by Landlord to evidence completion of Tenant’s Work.

(v)       Tenant shall cause such contractors employed by Tenant to carry workmen’s compensation insurance in accordance with statutory requirements and comprehensive liability insurance covering such contractors in amounts not less than $2,000,000 single combined limit, which policy shall name Landlord as an additional insured, and Tenant shall submit certificates evidencing such insurance coverage to Landlord prior to the commencement of any work.

Section 6.             Use.

(a) Permitted Uses. The Demised Premises shall be used by Tenant for Permitted Use (as defined in the Basic Lease Information Section of the Lease) and for no other use without Landlord’s prior written consent. Additionally, Tenant shall not store, stack or place any goods or merchandise outside the building. In no event may Tenant’s use cause excessive noise or vibration or otherwise unreasonably disturb other tenant’s use and occupancy of the remainder of the Building and Complex.

(b) Prohibited Uses. Tenant shall not use, suffer or permit the use of the Demised Premises or any part thereof in any manner or for any purpose or do, bring or keep anything, or suffer or permit anything to be done, brought or kept, therein (i) which would violate any covenant, agreement, term, provision or condition of this Lease or (ii) is unlawful or in contravention of the certificate of occupancy for the Building or (iii) is in contravention of any Legal Requirement or insurance requirement or (iv) which would overload or could cause an overload of the electrical or mechanical systems of the Building or which would exceed one hundred (100) pounds per square foot, live load or (v) which in the reasonable judgment of the Landlord may in any way impair or interfere with the proper and economic heating, air conditioning of the Building or (vi) suffer or permit the Building or any component thereof to be used in any manner or anything to be done therein or anything to be brought into or kept thereon which, in the reasonable judgment of Landlord, would in any way impair or tend to impair or exceed the design criteria, the structural integrity, character or appearance of the Building, or result in the use of the Building or any component thereof in a manner or for a purpose not intended.

(c) Rules and Regulations. Tenant shall comply with the rules and regulations set forth in Exhibit “E”, attached hereto and made part hereof, and such additional rules and regulations as shall hereafter be promulgated by Landlord.

Section 7.          Common Areas and Parking

(a) Subject to the other provisions of this Lease, Tenant, its employees, agents, licensees and invitees shall have the non-exclusive right to use Common Areas for access to and from the Demised Premises, loading and parking. Notwithstanding the foregoing, Landlord shall have no obligation whatsoever to enforce the non-exclusive right or to patrol the Common Areas. Use of the Common Areas shall be at the sole risk of the user; Landlord shall not be liable for any injury to person or property, or for loss or damage to any vehicle or damage to any vehicle or its contents resulting from theft, collision, vandalism or any other cause whatsoever. Tenant shall have the right to operate its business at the Demised Premises twenty four (24) hours a day, seven (7) days a week. Tenant shall, however, cause its personnel and visitors to remove their vehicles from the parking area at the end of their shifts. If any vehicle owned by Tenant or by its personnel or visitors remains in the parking area overnight and the same interferes with the cleaning or maintenance of said area (snow or otherwise), any costs and liabilities incurred by Landlord or Landlord’s contractor in removing said vehicle to effectuate cleaning or maintenance, or any damages resulting to said vehicle or to Landlord’s equipment or equipment owned by others by reason of the presence or removal of said vehicle during such cleaning or maintenance shall be paid by Tenant to Landlord, as additional rent, on the rent payment date next following the submission of a bill therefor. Tenant’s personnel will move all of Tenant’s vehicles for snow removal in the Common Areas.

(b) Landlord shall have the right on prior reasonable notice to Tenant to modify and enforce reasonable rules and regulations with respect to the Common Areas. Landlord shall have the right in accordance with and subject to the provisions of Section 2(b) and this Section 7(b) to change the locations and arrangement of the Common Areas to enter into, modify and terminate easement and other agreements pertaining to the use and maintenance of the Common Areas; to construct surface or elevated parking areas and facilities; to establish and change the level of parking surfaces; to close all or any portion of the Common Areas to such extent as may, in the opinion of Landlord’s counsel, be necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; to discourage non-permitted parking; and to do and perform such other acts in and to the Common Areas as, in the exercise of good judgment, Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by Tenants, their officers, agents, employees and customers. Notwithstanding anything in this Section 7(b) to the contrary, Landlord shall have no obligation whatsoever to take any of the foregoing actions.

(c) Neither Tenant nor any of its employees, agents, licensees or invitees shall park any vehicles in, or otherwise obstruct, the Common Areas. Tenant and its employees, agents, licensees, and invitees shall park only in parking spaces as striped in designated parking areas.

Section 8.           Quiet Enjoyment.

Tenant, upon paying the Rent and complying with all the terms and covenants of this Lease, and subject to the provisions of any mortgage or installment purchase agreement to which this Lease is subordinate shall quietly have and enjoy the Demised Premises during the Term of this Lease.

Section 9.          Signs.

Subject to the provisions of this Section 9, Tenant shall be permitted to have one sign, not more than 16 square feet in size identifying the Demised Premises. Tenant may request a sign by giving Landlord its requirements as to size, wording and any logo requirements. The purpose of any sign shall be solely for the identification of the Demised Premises and shall not include any advertisement or slogans of any nature. Upon receipt of such request, Landlord shall design a sign for Tenant. All signs shall be of bronzed aluminum with white lettering of a standard type form to be selected by Landlord. Such sign shall be mounted on the ground in close proximity to Tenant’s entrance. Tenant shall bear all costs associated with the fabrication and installation of such sign. Tenant shall have the obligation, at the termination of the Lease, to remove such sign and shall repair and be responsible for any damage to the Complex occasioned by the installation or removal of such sign.

Section 10.      Repairs, Maintenance and Alterations.

(a) Tenant shall at Tenant’s sole cost and expense, keep and maintain all portions of the Demised Premises in a clean, wholesome and sanitary condition and in good order and repair, including, but not limited to plumbing, electrical, heating and air conditioning systems and the entire interior of the Demised Premises. Tenant shall obtain a standard service agreement from a reputable mechanical systems service company for the regular service and maintenance of the heating, ventilation and air conditioning systems in the Demised Premises. Tenant shall provide Landlord a copy of such agreement upon Landlord’s request.

(b) Landlord agrees to pass on to Tenant, if possible, the benefits of any manufacturer’s warranties on equipment installed by Landlord.

(c) Tenant shall not make any alterations or improvements to the Demised Premises without submitting a detailed cost estimate thereof and without the prior written consent of Landlord, which consent will not be unreasonably withheld.

(d) Tenant shall prevent any lien or obligation from being imposed upon the Complex and will discharge all liens or charges for services rendered or materials furnished immediately after said liens occur or said charges become due and payable.

(e) Landlord shall (i) make structural repairs to the exterior walls, common exterior facade, roof and foundation of the building, (ii) maintain the Common Area, and (iii) maintain utility lines, drains and related facilities, serving all tenants in the Complex, and (iv) clean the exterior of the building, including glass. The cost of all of the foregoing shall be included as Complex Operating Costs. Notwithstanding the foregoing, Tenant shall be required to make all repairs resulting from the misuse or neglect by Tenant or any of its employees, agents, contractors, licensees or invitees or customers.

(f) Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord or any tenant making any repairs or changes or performing maintenance services in the Demised Premises or Complex, whether or not Landlord is required or permitted by this Lease or by law to make such repairs or changes or to perform such services. Landlord shall use its best efforts to perform such work, except in case of emergency, at times reasonably convenient to Tenant and otherwise in such manner and to the extent practical as will not unreasonably interfere with Tenant’s use and occupancy of the Demised Premises.

(g) Landlord reserves the right, without being in breach of any covenant of this Lease, to stop or suspend the rendition of any services which Landlord shall perform for so long as may be necessary, by reason of accidents, emergencies, the making of repairs or changes or by reason of difficulty in securing proper supplies or by reason of Unavoidable Delays. In each instance Landlord shall exercise reasonable diligence to eliminate the cause of stoppage and to effect restoration of service and shall give Tenant reasonable notice, when practicable, of the commencement and anticipated duration of such stoppage. Tenant shall not be entitled to any diminution or abatement of rent or other compensation by reason of any interruption or stoppage.

(h) If Landlord’s inspection of the Demised Premises reveals that in Landlord’s sole judgment, Tenant has failed to maintain the Demised Premises as required by Section 10(a) and (d) or has made alterations prohibited by Section 10(c), then Landlord shall give Tenant written notice of such violations. If such violations have not been corrected within thirty (30) days of Tenant’s receipt of such notice, Landlord shall have the right to enter the Demised Premises, correct the violation, and charge Tenant the cost of such correction plus twenty percent (20%) for Landlord’s overhead.

(i) Except for Tenant’s movable equipment and personal property, all additions, improvements and alterations to the Demised Premises shall, upon installation, become the property of Landlord and shall be deemed part of, and shall be surrendered with, the Demised Premises, unless Landlord, by notice given to Tenant at least sixty (60) days after the Termination Date, elects to relinquish Landlord’s right thereto. If Landlord elects to relinquish Landlord’s right to any such addition, improvement or alteration, Tenant shall remove said addition, improvement or alteration, shall promptly repair any damage to the Demised Premises caused by said removal and shall restore the Demised Premises to the condition existing prior to the installation of said addition, improvement or alteration.

Section 11.          Damage or Destruction.

(a) Casualty. If there is any damage to or destruction of the Demised Premises, Tenant shall promptly give notice thereof to Landlord, describing the nature and extent thereof

(b) Restoration. If the Demised Premises are damaged by fire or other casualty, the risk of which is covered by the insurance policy described in Section 14, this Lease shall remain in full force and effect and Landlord shall repair or rebuild the Demised Premises, except for Tenant’s leasehold improvements, to substantially the same condition as at the time of such damage. In the case of damage as a result of a risk not covered by the aforesaid insurance, Landlord shall have the option to either rebuild the Demised Premises or terminate this Lease.

(c) Termination. If, in the sole opinion of Landlord, (i) the Building is damaged or destroyed and the total cost of the restoration thereof shall amount to thirty percent (30%) or more of the full insurable value of the Building, (ii) more than one hundred eighty (180) days are necessary to complete the restoration, or (iii) if during the final year of the Term the Demised Premises are damaged or destroyed and rendered partially or wholly untenantable, Landlord, in lieu of the restoration, may elect to terminate this Lease, provided that notice of such termination shall be sent to Tenant within sixty (60) days after the occurrence of such casualty. If Landlord exercises its right to terminate this Lease, this Lease shall cease, terminate and expire, and all Basic Rent and Additional Rent shall be prorated, as of the date of such damage or destruction.

(d) Waiver. Tenant waives the benefit of N.J.S.A. 46:8-6 and 46:8-7 and agrees that Tenant will not be relieved of the obligations to pay the Basic Rent or any Additional Rent in case of damage to or destruction of the Building and/or Demised Premises except as expressly provided in this Lease.

Section 12.           Eminent Domain

(a)       Condemnation. Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant becomes entitled by reason of any Taking of all or any part of the Demised Premises, whether the same shall be paid or payable in respect of Tenant’s leasehold interest hereunder or otherwise, except that Tenant shall be entitled to any award or payment for the Taking of Tenant’s trade fixtures or personal property or for loss of business, relocation or moving expenses provided the amount of the Net Award payable to Landlord with respect to the fee interest is not diminished. All amounts payable pursuant to any agreement with any condemning authority which have been made in settlement of or under threat of any condemnation or other eminent domain proceeding shall be deemed to be an award made in such proceeding. Tenant agrees that this Lease shall control the rights of Landlord and Tenant in any Net Award and any contrary provision of any present or future law is hereby waived.

(b)       Total Taking. In the event of a Taking of the whole of the Demised Premises, then the Term shall cease and terminate as of the date when possession is taken by the condemning authority and all Basic Rent and Additional Rent shall be paid up to that date.

(c)       Partial Taking. In the event of a Taking of thirty (30%) percent or more of the Demised Premises, then, if Tenant shall determine in good faith and certify to Landlord that because of such Taking, continuance of its business at the Demised Premises would be uneconomical, Tenant may, at any time either prior to or within a period of sixty (60) days after the date when possession of such Demised Premises shall be required by the condemning authority, elect to terminate this Lease. In the event that Tenant shall fail to exercise any such option to terminate this Lease, or in the event of a Taking of the Demised Premises under circumstances under which Tenant will have no such option, then, and in either of such events, Landlord shall, subject to the provisions of Section 12(d), cause Restoration to be completed as soon as reasonably practicable, but in no case later than ninety (90) days after the date the condemning authority takes possession of such portion of the Demised Premises, subject to any Excusable Delays, and the Basic Rent and Additional Rent thereafter payable during the Term shall be equitably prorated based upon the square foot area of the Building actually taken.

(d)       Inadequacy of Net Award. If (i) the Net Award is inadequate to complete Restoration of the Demised Premises, or (ii) in the case of a Taking of thirty (30%) percent or more of the Demised Premises, Tenant has not elected to terminate this Lease pursuant to Section 12(c) hereof, then Landlord may elect either to complete such Restoration or terminate this Lease by giving notice to Tenant within sixty (60) days after (x) the amount of the Net Award is ascertained or (y) the expiration of the sixty (60) day period within which Tenant may terminate this Lease (as described in Section 12(c) hereof), whichever the case may be. In such event, all Basic Rent and Additional Rent shall be apportioned as of the date the condemning authority actually takes possession of the Demised Premises.

Section 13.           Utilities.

(a) Tenant shall arrange for and pay all charges of utility companies or public authorities for gas, fuel, electricity, steam, telephone, cable, heat, air conditioning or other services or utilities furnished to the Demised Premises. Under no circumstances shall Landlord be required to furnish any utilities or other service of any kind to the Demised Premises or any part thereof. Tenant acknowledges that the Demised Premises are separately sub-metered for electricity and gas service. Tenant shall also pay demand or standby charges which may be charged by such utilities. Landlord represents that to Landlord’s knowledge, electric, gas, telephone and data services are available to the Demised Premises.

Section 14.           Insurance

(a) During the Term of the Lease, Landlord shall carry and maintain the following types of insurance in the amounts specified and Tenant shall reimburse Landlord, Tenant’s Share of all premiums and coverage for insurance as part of the Complex Operating Costs:

(i)       Fire and Allied Perils Insurance including extended coverage, vandalism and malicious mischief and “Special Risk of Loss/Special Property Form” insurance covering the Demised Premises against loss or damage by fire, extended coverage, vandalism and malicious mischief, and “special risk of loss” insurance contracts in amounts not less than the Full Replacement Cost of the Demised Premises as specified by Landlord.

Policy shall provide for an agreed amount endorsement which shall suspend the coinsurance provision of the property policy.

“Full Replacement Cost” (as herein defined) shall be construed to mean replacement cost, without regard to depreciation. The Full Replacement Cost shall be determined periodically by Landlord or by the Mortgagee holding the mortgage on the Demised Premises.

(ii)       Rent or rental value insurance against loss of rent or rental value due to fire, extended coverage, vandalism and malicious mischief and the “special risk of loss” insurance contracts, and in the amount equal to Basic Rent for the Demised Premises plus the estimated amount of Real Estate Taxes and Complex Operating Costs payable by Tenant for a period of not less than one (1) year from the date of the loss.

(iii)       Landlord’s Liability Insurance including bodily injury and property damage insuring Landlord against liability for injury to persons or damage to property occurring in or about the Demised Premises arising out of the ownership, maintenance or use thereof.

(iv)       A “Difference in Conditions” insurance policy, including flood and earthquake, shall be secured by Landlord at the option of Landlord in situations and circumstances where such insurance is required.

(b) In addition, during the Term of this Lease, Tenant shall carry and maintain for the benefit of Landlord:

(i)       A Boiler and Machinery insurance policy providing Full Replacement Cost coverage on any boilers, vessels, objects, machinery, (including air conditioning equipment) and equipment.

(ii)       Commercial General Liability Insurance, including bodily injury, contractual, personal injury, and property damage liability on an occurrence basis, insuring Landlord and Tenant (and naming Landlord and any mortgagee as an additional insured) against liability for injury to persons or damage to property occurring in or about the Demised Premises arising out of the ownership, maintenance, or use thereof. Such insurance shall be primary and noncontributory with any Landlord insurance and shall provide severability of interests between or among insureds. The liability under such insurance shall not be less than $5,000,000 for any one person injured or killed and not less than $5,000,000 for any one accident and such insurance shall not be less than $5,000,000 for any property damage per occurrence, either on an individual or on a combined single limit basis. Such insurance shall not contain exclusions for pollution conditions, ACMs, LBPs and mold or shall be supplemented by endorsements or separate policies insuring those risks

(iii)       Workers’ compensation insurance with statutory limits and employers liability with a $1,000,000 per accident limit for bodily injury or disease.

(iv)       Automobile liability insurance covering all owned, nonowned, and hired vehicles with a $1,000,000 per accident limit for bodily injury and property damage.

(v)       Property insurance against “all risks” at least as broad as the current ISO Special Form policy, including earthquake and flood, for loss to any tenant improvements or betterments, floor and wall coverings and personal property on a full insurable replacement cost basis with no coinsurance clause and business income insurance covering at least twelve months of loss of income and continuing expenses and with a deductible not to exceed $5,000 per occurrence.

(vi)       Plate glass insurance for all glass on the Demised Premises with a company acceptable to Landlord, or Tenant may self-insure such plate glass insurance exposure and shall be solely responsible for the replacement of damaged plate glass and clear plastic panels at Tenant’s expense.

In connection with this Section 14, Tenant shall obtain such insurance from an insurance company or companies of recognized responsibility with a Best’s Rating of A-VII or better and Tenant shall furnish Landlord with a Certificate of Insurance indicating the coverage and limits of liability applicable thereto and evidencing the inclusion of Landlord as an additional named insured under such policy, “As their interests may appear”. Landlord reserves the right to request certified copies of the policy and all its endorsements.

The “Certificate of Insurance” described above shall contain a thirty (30) day cancellation clause clearly shown therein. In addition said Certificate of Insurance shall clearly state that Landlord will be notified in the event of any reduction in coverage or any material change to the policy.

All policies of insurance (except liability insurance) shall provide by endorsement that any loss shall be payable to Landlord, Tenant, or any mortgagee as their respective interests may appear.

Tenant’s policy(s) shall be written as a primary policy not contributing with, or in excess of, insurance that Landlord or others in interest may have.

Tenant shall be responsible for any increased premiums due to Tenant’s use which will adversely impact any insurance policies covering the building.

It is recommended that Tenant carry all risk property insurance on all of Tenant’s property including contents, trade fixtures, and tenant improvements whether installed by the Landlord or Tenant as these items are not insured under Section 14(a)(i).

In the event any policy recited to this Section 14 shall contain a deductible provision, said deductible, if incurred, shall be charged to the Complex as a Complex Operating Cost with respect to the coverages enumerated in Section 14(a). or shall be the responsibility of Tenant with regard to Section 14(b).

To the extent permitted by the insurance companies furnishing any of the above coverage there shall be a mutual waiver by Landlord and Tenant of subrogation so that with respect to any loss which is covered or required by this lease to be covered by insurance carried by Landlord or Tenant each releases the other from any and all claims with respect to any losses occurring thereunder.

Section 15.     Subordination.

Tenant agrees that this Lease shall be subordinate to any ground lease, mortgage, deed of trust or any other hypothecation for security which has been or may be placed on the Demised Premises or any part thereof (each, an “Underlying Encumbrance”), and to any and all advances made or to be made thereunder, and to all renewals, replacements and extensions thereof, requested and made by Landlord and such subordination is hereby made effective without any further act to be done by Tenant. Provided, however, in the event any documents including subordination agreements, lease ratification agreements and other necessary documents are required to be signed by Tenant to effectuate the purposes of this Section or the financing or refinancing of the Demised Premises, Tenant does hereby agree to execute all such documents upon written demand by Landlord, and to furnish such financial information as may be required.

Section 16.     Events of Default; Conditional Limitations; Remedies.

(a) Events of Default. Any of the following occurrences, conditions or acts shall constitute an “Event of Default” under this Lease:

(i)         If Tenant shall default in making payment when due of any Basic Rent, Additional Rent or other amount payable by Tenant hereunder, and such default shall continue for five (5) days; or

(ii)        if Tenant shall fail to maintain any insurance required hereunder in accordance with the terms of this Lease; or

(iii)       if Tenant shall assign its interest in this Lease, sublet, lease or permit the Demised Premises to be occupied by someone other than Tenant, except as permitted hereunder;

(iv)       if Tenant shall fail to take actual occupancy of the Demised Premises within thirty (30) days after the Commencement Date or shall thereafter vacate the Demised Premises for a period in excess of thirty (30) days; provided, however, in the event Tenant is required to vacate the entire Demised Premises as a result of a casualty, an Event of Default shall not be deemed to have occurred unless Tenant fails to take actual occupancy of the Demised Premises within thirty (30) days after the restoration thereof has been substantially completed; or

(v)       Any transfer of a substantial portion of the assets of Tenant, or any incurrence of a material obligation by Tenant, unless such transfer or obligation is undertaken or incurred in the ordinary course of Tenant’s business, or in good faith for equivalent consideration, or with Landlord’s consent;

(vi)       if the Demised Premises shall be abandoned by Tenant for a period of ten (10) consecutive days; or

(vii)      if Tenant shall default in the observance or performance of any provision of this Lease other than those provisions contemplated by clause (i) through (x), inclusive, of this Section, and such default shall continue for thirty (30) days after Landlord shall have given notice to Tenant specifying such default and demanding that the same be cured (unless such default cannot be cured by the payment of money and cannot with due diligence be wholly cured within such period of thirty (30) days, in which case Tenant shall have such longer period as shall be necessary to cure the default, so long as Tenant proceeds promptly to cure the same within such thirty (30) day period, prosecutes the cure to completion with due diligence and advises Landlord from time to time, upon Landlord’s request, of the actions which Tenant is taking and the progress being made).

(b)       Remedies.

(i)        Termination. If an Event of Default occurs, then in addition to any other remedies available to Landlord at law or in equity and in this Lease, at Landlord’s election, then or thereafter, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant in this Lease by giving notice of such intention to terminate this Lease on a date specified in such notice, which date shall be not less than five (5) days after the giving of such notice, and upon the date so specified, this Lease and the estate hereby granted shall expire and terminate with the same force and effect as if the date specified in such notice were the date hereinbefore fixed for the expiration of this Lease, and all right of Tenant hereunder shall expire and terminate, and Tenant shall be liable as hereinafter provided in this Section, If any such notice is given, Landlord shall have, on such date so specified, the right of re-entry and possession of the Demised Premises and the right to remove all persons and property therefrom and to store such property in a warehouse or elsewhere at the risk and expense, and for the account, of Tenant. Should Landlord elect to re-enter as herein provided or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may from time to time re-let the Demised Premises or any part thereof for such term or terms and at such rental or rentals and upon such terms and conditions as Landlord may deem advisable, with the right to make alterations in and repairs to the Demised Premises. In the event of any termination of this Lease as in this Section provided or as required or permitted by law, Tenant shall forthwith quit and surrender the Demised Premises to Landlord, and Landlord may, without further notice, enter upon, re-enter, possess and repossess the same by summary proceedings, ejectment or otherwise, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event Tenant and no person claiming through or under Tenant by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises, and Landlord at its option shall forthwith, notwithstanding any other provision of this Lease, be entitled to recover from Tenant, as and for liquidated damages, the sum of:

(1)       all Basic Rent, Additional Rent and other amounts payable by Tenant hereunder then due or accrued and unpaid, and

(2)       for loss of the bargain, an amount equal to the aggregate of all unpaid Basic Rent and Additional Rent which would have been payable if this Lease had not been terminated prior to the end of the Term then in effect, discounted to its then present value in accordance with accepted financial practice using a rate equal to four percent (4%) per annum; and

(3)       any other amount necessary to compensate Landlord for all damages proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord (A) in retaking possession of the Premises; (B) in maintaining, repairing, preserving, restoring, replacing and cleaning the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (C) for leasing commissions; and/or (D) for any other costs necessary or appropriate to relet the Premises; and

(4)       all other damages and expenses (including attorneys’ fees and expenses), which Landlord shall have sustained by reason of the breach of any provision of this Lease.

(ii)        Inducement Recapture in Event of Default. Any agreement by Landlord for possession of the Demised Premises without the payment or with the reduced payment of Rent or other charges or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement, or consideration for Tenant’s entering into this Lease including, without limitation tenant improvement allowances and abated Rent, all of which concessions are referred to as “Inducement Provisions,” are conditioned upon Tenant’s full and faithful performance of all of the provisions of this Lease to be performed or observed by Tenant during the Term. Upon the occurrence of an Event of Default, any Rent, other charge, bonus, inducement, or consideration abated, given, or paid by Landlord under such Inducement Provision shall be immediately due and payable by Tenant to Landlord and recoverable by Landlord as Additional Rent, notwithstanding any subsequent cure by Tenant.

(iii)       Re-entry. If an Event of Default occurs and this Lease is terminated, Landlord shall also have the right upon five (5) days prior written notice to Tenant, in compliance with applicable law, to re-enter the Demised Premises and remove all persons and property from the Demised Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant which cost shall be immediately payable upon demand by Landlord.

(iv)       Dispossession. If Tenant remains in possession of the Demised Premises after Tenant’s obligation to surrender the Premises has arisen, whether by termination of the Lease or otherwise, Landlord may re-enter, possess and repossess the Premises by summary proceedings, detainer, ejectment or other legal proceedings, and remove all occupants therefrom and any property thereon without being liable to indictment, prosecution or damages therefor.

(v)        Reletting. In the event of the abandonment of the Demised Premises by Tenant or in the event that Landlord shall elect to re-enter or shall take possession of the Demised Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in subsection 16(b), Landlord may from time to time, without terminating this Lease, relet the Demised Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Demised Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (i) to reasonable attorneys’ fees incurred by Landlord as a result of an Event of Default and costs in the event suit is filed by Landlord to enforce such remedies; (ii) to the payment of any indebtedness other than Basic Rent; (iii) to the payment of any costs of such reletting; (iv) to the payment of the costs of any alterations, maintenance and repairs to the Demised Premises; (v) to the payment of Basic Rent due and unpaid; and (vi) the balance, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent, be less than the Rent payable during the month by Tenant, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in such reletting or in making such alterations, or performing any maintenance and repairs not covered by the rentals received from such reletting.

(vi)       No Prejudice. Nothing herein contained shall limit or prejudice the right of Landlord, in any bankruptcy or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount shall be greater or less than the excess referred to above.

(vii)      Abandonment. In the event that Tenant should abandon the Demised Premises, Landlord may, at its option and for so long as Landlord does not terminate Tenant’s right to possession of the Demised Premises, enforce all of its rights and remedies under this Lease, including the right to recover all Basic Rent, Additional Rent and other payments as they become due hereunder. Additionally, Landlord shall be entitled to recover from Tenant all costs of maintenance and preservation of the Demised Premises, and all costs, including attorneys’ and receiver’s fees, incurred in connection with the appointment of or performance by a receiver to protect the Demised Premises and Landlord’s interest under this Lease.

(viii)     Indemnification. Nothing herein shall be deemed to affect the right of Landlord to indemnification pursuant to Section 22 of this Lease.

(ix)       Notice to Quit. Upon the service of a Notice to Quit and Demand for Possession by Landlord after the occurrence of an Event of Default, Tenant shall immediately quit and surrender the Demised Premises to Landlord or its agents, and Landlord may without further notice enter upon, re-enter and repossess the Demised Premises by summary proceedings, ejectment or otherwise. The words “enter”, “re-enter”, and “re-entry” are not restricted to their technical legal meanings.

(x)        Fees and Expenses. If either Landlord or Tenant shall be in default in the observance or performance of any provision of this Lease, and an action shall be brought for the enforcement thereof in which it shall be determined that said party was in default, the defaulting party shall pay to the non-defaulting party all reasonable fees, costs and other expenses incurred by the non-defaulting party in connection therewith, including reasonable attorneys’ fees and expenses. In the event it is determined that said party was not in default, then the party alleging said default shall pay to the other party all the aforesaid reasonable fees, costs and expenses incurred by said party.

(xi)       Termination. No re-entry or taking of possession of the Premises by Landlord as provided in this Lease shall be construed as an election to terminate this Lease unless a notice of such intention is given to Tenant or unless the termination of this Lease is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Event of Default, Landlord may at any time after such reletting elect to terminate this Lease for any such Event of Default.

(xii)      WAIVER. LANDLORD AND TENANT EACH WAIVES, TO THE EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.

(xiii)     No Surrender. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Demised Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Demised Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only follow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not be deemed a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant’s estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the subtenant of its election to do so within five (5) days after such surrender.

(xiv)     Notice Provisions. Any notice given by Landlord as provided in subsection 16(a) of this Lease shall satisfy the requirements for notice under N.J.S.A. 2A:18-53 as well as all other New Jersey Rules of Court and other applicable laws, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding. Should Landlord prepare any notice to Tenant for failure to pay Rent or perform any other obligation in this Lease, Tenant shall pay to Landlord, without any further notice from Landlord, the additional sum of $150.00 which represents a fair and reasonable estimate of the costs Landlord will incur by reason of preparing such notice.

(xv)      Cure by Landlord. Upon the occurrence of an Event of Default, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant (i) immediately or at any time thereafter and without notice, in the case of emergency or in case such default will result in a violation of any Legal Requirement or insurance requirement, or in the event of the imposition of any Lien against all or any portion of the Building and (ii) in any other case, if such default continues after thirty (30) days from the date of the giving by Landlord to Tenant of notice of Landlord’s intention so to perform the same. All costs and expenses incurred by Landlord in connection with any such performance by it for the account of Tenant and also all costs and expenses, including attorneys’ fees and disbursements incurred by Landlord in any action or proceeding (including any summary dispossess proceeding) brought by Landlord to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Demised Premises, shall be paid by Tenant to Landlord upon demand.

(xvi)     Remedies Not Exclusive. Except as otherwise provided in this Section, no right or remedy herein conferred upon or reserved to Landlord or Tenant is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or now or hereafter existing. No waiver by Landlord or by Tenant of any provision of this Lease shall be deemed to have been made unless expressly so made in writing. Landlord and Tenant shall be entitled, to the extent permitted by law, to injunctive relief in case of the violation, or attempted or threatened violation, of any provision of this Lease, or to a decree compelling observance or performance of any provision of this Lease, or to any other legal or equitable remedy.

Section 17.     Termination.

(a)      Upon the expiration of the Term of this Lease, or any earlier termination thereof, Tenant shall surrender the Demised Premises to Landlord in a clean, wholesome and sanitary condition and in good condition and repair, reasonable wear and tear and insured casualties excepted. Except for Tenant’s movable equipment and personal property, all structural alterations and improvements which have been made or installed by Tenant and any and all built-in or replacement fixtures, including all nonportable refrigerated air conditioning equipment, all heating equipment, all electrical fixtures and units together with all conduits and wirings in connection with all of said fixtures, originally installed by Tenant or replaced by Tenant during the Term of this Lease, in or upon or about the Demised Premises, shall be the property of Landlord and shall be surrendered to Landlord without any payment therefor; or, in the alternative, at Landlord’s request, Tenant shall, prior to termination, remove any fixture, machinery or signs that Landlord may designate and otherwise restore the premises to its original condition, reasonable wear and tear and damage by the elements or other casualty excepted.

(b)   At any time after the date that is twelve (12) months prior to expiration of the Term of this Lease, Landlord shall have the right, upon reasonable notice to Tenant, to enter the Demised Premises for the purpose of showing same to prospective tenants or purchasers.

Section 18.     Holding Over.

If Tenant holds over possession of the Demised Premises beyond the Termination Date, such holding over shall not be deemed to extend the Term or renew this Lease but such holding over shall be deemed to be a month-to-month tenancy and continue upon the terms, covenants and conditions of this Lease except that Tenant agrees that the charge for use and occupancy of the Demised Premises for each calendar month or portion thereof that Tenant holds over (even if such part shall be one day) shall be a liquidated sum equal to one-twelfth (l/12th) of two (2) times the Basic Rent and Additional Rent required to be paid by Tenant during the calendar year preceding the Termination Date.

Section 19.    Commissions.

Landlord shall pay any commissions payable to Zimmel Associates, Inc. with regard to this Lease and any provision hereunder. Tenant represents that no broker other than Zimmel Associates, Inc. participated in the negotiations of the Lease, and Tenant represents that no other broker was a procuring cause with regard to this Lease and, accordingly, Tenant and Landlord agree to indemnify and hold each other harmless from the claim of any other broker that dealt with the indemnifying party with regard to this Lease.

Section 20.     Landlord’s Access.

(a)     Access; Reservation Of Easements. Landlord and Landlord’s agents and representatives shall have the right to enter into or upon the Demised Premises, or any part thereof, at all reasonable hours for the following purposes: (i) cleaning and routine maintenance; (ii) examining the Demised Premises; (iii) making such repairs or alterations therein as may be necessary in Landlord’s sole judgment for the safety and preservation of the Demised Premises; (iv) erecting, maintaining, repairing or replacing wires, cables, ducts, pipes, conduits, vents or plumbing equipment running in, to or through the Building; (v) showing the Demised Premises to prospective new tenants during the last twelve (12) months of the Term; or (vi) showing the Demised Premises during the Term to any mortgagees or prospective purchasers of the Building. Landlord shall exercise commercially reasonable efforts to give Tenant three (3) Business Days prior written notice before commencing any non-emergency repair or alteration.

(b)     Entry in Emergency. Landlord may enter upon the Demised Premises at any time in case of emergency without prior notice to Tenant.

(c)     No Eviction. Landlord, in exercising any of its rights under this Section, shall not be deemed guilty of an eviction, partial eviction, constructive eviction or disturbance of Tenant’s use or possession of the Demised Premises and shall not be liable to Tenant for same.

(d)     Inconvenience. All work performed by or on behalf of Landlord in or on the Demised Premises pursuant to this Section shall be performed with as little inconvenience to Tenant’s business as is reasonably possible.

(e)     Locks. Tenant shall provide keys to Landlord for a KNOX box or similar box on the outside of the Building in case of a fire for the the Fire Department to gain access to the Demised Premises. Tenant shall not change any locks or install any additional locks on doors entering into the Demised Premises without providing Landlord with a copy of any such key or otherwise providing Landlord with a means of access. If in an emergency Landlord is unable to gain entry to the Demised Premises by unlocking entry doors thereto, Landlord may force or otherwise enter the Demised Premises, without liability to Tenant for any damage resulting directly or indirectly therefrom. Tenant shall be responsible for all damages created or caused by its failure to give Landlord a copy of any key to any lock installed by Tenant controlling entry to the Demised Premises. Landlord acknowledges the secure nature of the Tenant’s business, and Landlord shall uses reasonable efforts to keep the Demised Premises secure and to maintain the Tenant’s confidentiality during any access by Landlord.

(f)     Landlord’s Entry. Landlord reserves the right, from time to time, to make changes, alterations, additions, improvements, repairs or replacements in or to (i) those portions of the Demised Premises which Landlord is obligated to maintain and repair pursuant to the provisions of Section 10(e) and (ii) to the other portions of the Demised Premises and to the fixtures and equipment in the Building as Landlord may reasonably deem necessary to comply with any applicable Legal Requirements and/or to correct any unsafe condition; provided, however, that there be no unreasonable obstruction of the means of access to the Demised Premises or unreasonable interference with Tenant’s use of the Demised Premises and the usable square foot area of the Building is not unreasonably affected thereby. Nothing contained in this Section shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any applicable Legal Requirements.

Section 21.    Financial Statements.

Tenant shall upon the request of Landlord furnish Landlord annually with updated unaudited but independently prepared financial statements of Tenant consisting of a balance sheet, income statement and cash flow statement.

Section 22.    Indemnification.

(a)     Tenant agrees that Landlord shall not be liable to Tenant or any other person or persons for or on account of any injury or damage occasioned in or about the Demised Premises and the Complex to persons or property of any nature or sort whatsoever or for or on account of any injury to person or property that may result by reason of any lack of repair of the Complex or improvements thereof, or by reason of the acts of any persons on the Complex or for any other reason whatsoever; Tenant agrees to indemnify and hold Landlord harmless from and on account of any and all loss, damage, liability, expense, costs and counsel fees arising out of or resulting from or incurred in connection with the matters herein or before specified, and from any and all liability arising from any occurrence causing injury to any person or property whomsoever or whatsoever.

(b)     Tenant hereby agrees not to handle, store or dispose of any hazardous or toxic waste or substance upon the premises which is prohibited by federal, state or local statues, ordinances or regulations. Tenant hereby covenants to indemnify and hold Landlord, its successors and assigns, harmless from any loss, damage, claims, costs, liabilities or clean-up costs arising out of Tenant’s use, handling, storage, or disposal of any such hazardous or toxic wastes or substances on the premises. Tenant agrees to indemnify Landlord for any and all expenses incurred in connection with, and all liabilities resulting from, any violation of any environmental law, regulation, ordinance or court order pertaining to the Demised Premises arising other than from an action or omission by Landlord.

Section 23.     Waiver of Trial by Jury.

LANDLORD AND TENANT WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER VOLUNTARILY MADE BY TENANT AND TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY PERSON ACTING ON BEHALF OF LANDLORD HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. TENANT FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF SAME HAS EXECUTED THIS LEASE.

Section 24.    Recovery of Costs.

In the event that any action or proceeding shall be brought for the purpose of determining or enforcing the rights of either party hereunder, the party prevailing in such actions or proceedings shall be entitled to recover from the other party all costs reasonably incurred by the prevailing party in connection with such action or proceeding including reasonable attorney’s fees to be determined by the Court.

Section 25.    Notices.

Any notice, statement, demand or other communication by one party to the other, shall be given by personal delivery, by Federal Express or similar nationally-recognized overnight courier, provided that such courier obtains and makes available to its customers written evidence of delivery, or by mailing the same, postage prepaid, by certified mail, return receipt requested. All notices to the Tenant shall be addressed to the Tenant at the Demised Premises, with a copy simultaneously to Robert M. Marshall, Esq., 155 Willowbrook Blvd., Wayne, New Jersey 07470, and all notices to the Landlord shall be sent to the Landlord at One West Red Oak Lane, White Plains, New York 10604, with a copy simultaneously sent to Windels, Marx, Lane & Mittendorf, LLP, 120 Albany Street Plaza, 6th Floor, New Brunswick, New Jersey 08901, Attention: Samuel M. Mizrahi, Esq., or at such other places as the parties may designate in writing.

Section 26.    Successors and Assigns.

This Lease shall inure to and be binding upon the respective heirs, executors, administrators, successors and assigns of the respective parties.

Section 27.    Landlord.

Tenant shall be confined to and look solely to the estate and interest of Landlord, its successors and assigns, in the Complex and any insurance thereon or the proceeds therefrom, for the collection of any sum due to Tenant for any reason, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to either this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use and occupancy of the Demised Premises.

Section 28.    Operation and Manner of Use by Tenant.

(a)    Tenant shall, at Tenant’s own cost and expense, observe the following rules and regulations:

(i)         keep the inside and outside of all glass in the doors and windows of the Demised Premises clean;

(ii)        replace promptly any plate glass of the Demised Premises cracked or broken due to Tenant’s misuse or neglect with glass of like kind and quality;

(iii)       keep all garbage, trash, rubbish or refuse in rat-proof containers until removed;

(iv)       have all garbage, trash, rubbish or refuse removed on a regular basis;

(v)        keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the Demised Premises, to the extent the same would violate any covenant of quiet enjoyment in any other Tenant’s lease;

(vi)       comply with all laws, codes, rules, regulations, orders, directives and requirements of all governmental authorities having jurisdiction, and with all codes, rules, regulations, orders, directions, requirements and recommendations of the board of fire underwriters and the fire insurance rating organization having jurisdiction over the area in which the Demised Premises are located or other bodies or agencies now or hereafter exercising similar functions in the area in which the Demised Premises are located, in any way pertaining to the use and occupancy of the Demised Premises by Tenant or pertaining to any signs erected by Tenant outside the Demised Premises, and whether directed to Landlord or Tenant;

(vii)      not use or occupy the Demised Premises so as to require alterations or additions to be made thereto or to the Complex as a result of any law, code, rule, regulation, order, requirement or directive of any governmental authority having jurisdiction, or any code, rule, regulation, order, requirement, directive or recommendation of the local board of fire underwriters or of the fire insurance rating organization having jurisdiction, or any other body or agency as hereinabove described;

(viii)     not disfigure or deface the Demised Premises or the building and not permit or suffer any waste or any nuisance, or allow the Demised Premises to be used for any unlawful purpose;

(ix)       not cause or permit any objectionable or noxious odor to emanate or be dispelled from the Demised Premises;

(x)        diligently perform any and all of Landlord’s obligations with respect to compliance with environmental laws, regulations, rules and court orders as they pertain to the Demised Premises and Tenant’s use thereof; and

(xi)       not conduct or permit its agents or employees to conduct any operations on the Demised Premises which can reasonably be characterized as refining, producing, storing, handling, transferring, processing or transporting “Hazardous Substances” as such term is defined in NJSA 58: 10- 23, 11 b(k), without Landlord’s express prior written consent to each individual type of operation.

Section 29.    Right of First Offer

Subject to the rights of other tenants in the Building, if any, and pursuant to the following, Tenant shall have a one time right to lease in whole and not in part, or unless otherwise agreed to in writing by Landlord and Tenant, all of the “Expansion Space” adjacent to its Demised Premises as delineated on Exhibit A pursuant to the following terms and conditions:

Should Landlord receive a bona fide third party offer for all the Expansion Space, Landlord shall notify Tenant in writing (“Landlord’s Notice”) of its intention to lease said Expansion Space to a third party. Within five (5) business days of Landlord’s Notice, Tenant must notify Landlord in writing of its intention to lease all of said Expansion Space (“Tenant’s Notice”) at the same Basic Rent and terms and conditions of the Lease on the Demised Premises except that there shall be no Work Allowance or free rent period in connection with the Expansion Space and the Basic Rent for the Expansion Space shall not be less than the rent to be paid pursuant to the third-party offer for the Expansion Space. The Term of the Lease for the Expansion Space shall be co-terminus with the Lease provided that such Right of First Offer shall not be exercisable by Tenant if there shall be less than three (3) years remaining on the Term taking into account any renewal of this Lease then exercised by Tenant. Should Tenant exercise this right, all of said Expansion Space shall be added to Tenant’s Demised Premises and commencement of Basic Rent for the Expansion Space shall occur thirty (30) days from the date of Tenant’s Notice to lease the Expansion Space. Notwithstanding anything contained herein to the contrary, Tenant shall accept said Expansion Space in its “As-Is” condition and shall be responsible for any improvements for said Expansion Space.

If after five (5) business days Tenant has not notified Landlord in writing pursuant to the conditions above of Tenant’s election to lease the Expansion Space, then Landlord may lease all or part of the Expansion Space to any third party with any further obligation to Tenant. This Right of First Refusal will, therefore, expire and Tenant shall have no further option to lease the Expansion Space for the remainder of Tenant’s Lease Term.

Section 30.    Shoring.

If an excavation or other substructure work shall be undertaken or authorized upon land adjacent to the Demised Premises, Tenant, without liability on the part of Landlord therefor, shall afford to the person causing or authorized to cause such excavation or other substructure work license to enter upon the Demised Premises for the purpose of doing such work as such person shall deem necessary to protect or preserve any of the walls or structures of the building or surrounding lands from injury or damage and to support the same. Such entry shall be accomplished in the presence of a representative of Tenant. The said license to enter shall be afforded by Tenant without any diminution or abatement of rent on account thereof provided that such entry shall not unreasonably interfere with Tenant’s use of the Demised Premises.

Section 31.    Lease Modification,

In the event any lending institution funding the Demised Premises or the Complex for Landlord shall request reasonable modifications of this Lease as a condition of obtaining financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not adversely affect to a material degree Tenant’s leasehold interest hereby created or increase the Basic Rent or Tenant’s Share of Complex Operating Costs or change the Term of this Lease.

Section 32.    Construction of Lease.

(a)       The remedies available to Landlord under the terms of this Lease shall be cumulative and the exercise of one remedy shall not constitute an election of remedies.

(b)      This Lease shall be constructed in accordance with the laws of the State of New Jersey.

(c)      The term Landlord (as used herein) shall mean only the owner for the time of such ownership of Landlord’s interest in this Lease and such owner and each succeeding owner shall be liable hereunder to the extent as set forth in Section 26 hereof, only with respect to obligations arising during the period of its respective ownership in the Complex.

(d)      Tenant agrees not to record this Lease or a notice of the same.

(e)       If any term or provision of this Lease or the application thereof shall be determined to be invalid or unenforceable, the remainder of this Lease shall be valid and enforceable to the fullest extent of the law.

(f)       This Lease contains the entire agreement between the parties and no oral statements or representations or prior written matter not contained herein shall have any force or effect. This Lease shall not be modified in any way except by a writing executed by both parties.

Section 33.    Intentionally Omitted.

Section 34.    Assignment-Subletting.

(a)       Tenant shall not either voluntarily or by operation of law, assign, mortgage, encumber, or otherwise transfer this Lease or any interest herein, or sublet the Demised Premises or any part thereof, or permit the Demised Premises to be used or occupied by anyone other than Tenant or Tenant’s employees without the prior written consent of the Landlord, which consent may be not be unreasonably withheld provided that (i) Tenant provides Landlord with financial statements of the assignee or subtenant evidencing that such subtenant or assignee has a net worth and credit history equal to or greater than the credit history of Tenant as of the date hereof and (ii) Tenant remains responsible for all Rent and other obligations of Tenant under this Lease for the remainder of the Term. The foregoing restriction shall apply to any permitted subtenant or assignee of this Lease. Any assignment or hypothecation of the Demised Premises without the written consent of Landlord, shall be null and void. In no event shall Tenant be released from any liability hereunder. Any assignment, subletting or other action in violation of the foregoing without the Landlord’s consent shall be void and shall (at Landlord’s option) constitute a material breach of this Lease. For purposes of this Section 33(a), an assignment shall include any direct or indirect transfer of any interest in Tenant, this Lease or the Demised Premises by Tenant, including but not limited to a transfer pursuant to a merger, division, consolidation or liquidation, or pursuant to a change in ownership of Tenant involving a transfer of voting control in Tenant (whether by transfer of partnership interests, corporate stock or otherwise). Notwithstanding the foregoing, the original named Tenant herein shall be permitted to assign this Lease or sublease any portion of the Demised Premises to an Affiliate (as hereinafter defined) without Landlord’s consent provided that: (i) no default then exists under this Lease, (ii) Tenant provides Landlord with a copy of such assignment or sublease within fifteen (15) days after the execution thereof, (iii) Tenant provides Landlord with financial statements of the assignee or subtenant evidencing that such subtenant or assignee has a net worth and credit history equal to or greater than the credit history of Tenant as of the date hereof, (iv) Tenant remains responsible for all Rent and other obligations of Tenant under this Lease for the remainder of the Term and (v) the Guarantor simultaneously with such assignment or sublease to an Affiliate executes and delivers to Landlord a reaffirmation of its existing Guaranty of this Lease. The term “Affiliate” as used herein shall mean an entity that is organized under the laws of one of the 50 States of United States of America and that is controlled by, controlling, or under common control with Tenant.

(b)    In the event that Tenant desires to sublet the Demised Premises, in whole or in part, Tenant shall notify Landlord of its intention to do so. Landlord shall have thirty (30) days from the receipt of said notice to cancel this Lease, in which event Landlord shall notify Tenant, and this Lease shall terminate as of the ninetieth (90th) day following Tenant’s notice to Landlord and Tenant shall be relieved of any further liability hereunder. In the event Tenant serves such notice of its intention to sublet upon Landlord and Landlord does not exercise its said option to cancel within said 30-day period and there are no other conditions that might prevent a sublet, Tenant may then solicit sublet proposals for the Demised Premises, in whole or in part, at the then current market rental rate, for Landlord’s approval.

(c)    Market rental shall be defined as mutually agreed between Landlord and Tenant. If Landlord and Tenant cannot agree on the definition of market rental, then the market rental shall be set by an M.A.I. licensed real estate appraiser acceptable to both Landlord and Tenant.

(d)    Upon submission to Landlord by Tenant of a Sublet Agreement for the Demised Premises, in whole or in part, (said Agreement being subject to Landlord’s written approval, mortgagee’s written approval, and this underlying Lease) executed by and between the Sublandlord (and assigns) and Subtenant, Landlord may again at Landlord’s sole option, elect to terminate this Lease as of the effective date of the proposed transfer or sublet by giving Tenant written notice thereof within ten (10) days of Tenant’s submission of said Sublet Agreement to Landlord. In the event that Landlord so elects to terminate this Lease, the same will terminate and Tenant shall be released from liability hereunder for the balance of the Term of this Lease. In the event that Landlord does not notify Tenant within said ten (10) day period of Landlord’s intent to terminate this Lease, then Tenant may enter into such Sublet Agreement with subtenant. In no event, however, shall Tenant be permitted to sublet the Demised Premises at a rental rate less than the then current market rental without Landlord’s prior written consent.

Section 35.    Environmental Matters,

(a)     Compliance With Environmental Laws. Tenant shall comply, at its sole cost and expense, with all Environmental Laws in connection with its use and occupancy of the Demised Premises; provided, however, the provisions of this Section shall not obligate Tenant to comply with the Environmental Laws if such compliance is required solely as a result of the occurrence of a spill, discharge or other event before the Commencement Date, or if such spill, discharge or other event was not caused by the act, negligence or omission of Tenant or Tenant’s Visitors.

(b)    ISRA. Tenant warrants that it will not do or allow anything which will cause its North American Industry Classification System (“NAICS”) code (or the NAICS code of any assignee or subtenant) to change and/or to fall within any of the NAICS code(s) to which ISRA is now or may hereafter be applicable. Tenant represents and warrants that Tenant’s NAICS code is 326100. Prior to any assignment of the Lease or subletting of any portion of the Demised Premises and prior to the expiration or sooner termination of this Lease or any sublease, Tenant, at its sole expense, will obtain from the NJDEP and deliver to Landlord all clearances and approvals, if any, required by the NJDEP in connection with Tenant’s assignment or subletting of the Demised Premises or cessation of its operations at the Demised Premises.

(c)       Prohibited Substances. Tenant shall not cause or permit any “hazardous substance” or “hazardous waste” (as such terms are defined in any applicable Environmental Law) to be brought, kept or stored on or about the Demised Premises, and Tenant shall not engage in, or permit any other person or entity to engage in, any activity, operation or business on or about the Demised Premises which involves the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of hazardous substances and/or hazardous wastes. Tenant hereby advises Landlord that Tenant may be using certain materials in the Demised Premises in connection with the maintenance and/or operation of its office equipment and the cleaning up of its Demised Premises which are hazardous substances. Notwithstanding the provisions of this Section, Landlord agrees that Tenant may use such materials provided (i) all such materials are stored and shipped in their original containers, (ii) Tenant shall not transfer, nor permit any other person or entity to transfer, such materials to other containers, and (iii) the quantities of such materials stored in the Demised Premises shall not exceed the quantities reasonably required in connection with the maintenance and/or operation of Tenant’s equipment at the Demised Premises or the cleaning and maintenance of the Demised Premises. Tenant covenants and agrees to comply with the requirements of the immediately preceding sentence and with all Environmental Laws applicable to the transportation, storage, handling and/or disposal of such materials.

(d)       Notices. Tenant shall deliver promptly to Landlord a true and complete photocopy of any correspondence, notice, report, sampling, test, finding, declaration, submission, order, complaint, citation or any other instrument, document, agreement and/or information submitted to, or received from, any governmental entity, department or agency in connection with any Environmental Law relating to or affecting Tenant, Tenant’s employees, or Tenant’s use and occupancy of the Demised Premises.

(e)       Spill or Discharge; Notice to Landlord.

(i)         If a spill or discharge of a hazardous substance or a hazardous waste occurs on the Building, Tenant shall give Landlord immediate oral and written notice of such spill and/or discharge, setting forth in reasonable detail all relevant facts. In the event such spill or discharge arose out of or in connection with Tenant’s use and occupancy of the Demised Premises, or in the event such spill or discharge was caused by the act, negligence or omission of Tenant or Tenant’s Visitors, then Tenant shall pay all costs and expenses relating to compliance with the applicable Environmental Law (including, without limitation, the costs and expenses of the site investigations and of the removal and remediation of such hazardous substance or hazardous wastes).

(ii)       Without relieving Tenant of its obligations under this Lease and without waiving any default by Tenant under this Lease, Landlord shall have the right, but not the obligation, to take such action as Landlord deems necessary or advisable to cleanup, remove, resolve or minimize the impact of or otherwise deal with any spill or discharge of any hazardous substance or hazardous waste. In the event such spill or discharge arose out of or in connection with Tenant’s use and occupancy of the Demised Premises, or in the event such spill or discharge was caused by the act, negligence or omission of Tenant or Tenant’s Visitors, then Tenant shall pay to Landlord on demand, as Additional Rent, all costs and expenses incurred by Landlord in connection with any action taken by Landlord not later than fifteen (15) days after receipt of an invoice therefor.

(f)       Tenant Indemnification. Tenant hereby agrees to defend, indemnify and hold Landlord harmless from and against any and all claims, losses, liability, damages and expenses (including, without limitation, site investigation costs, removal and remediation costs and attorneys’ fees and disbursements) arising out of or in connection with (i) Tenant’s use and occupancy of the Demised Premises, (ii) any spill or discharge of a hazardous substance or hazardous waste by Tenant or Tenant’s Visitors and/or (iii) Tenant’s failure to comply with the provisions of this Section.

(g)      Rights of Holder of Underlying Encumbrance. If Landlord has given to Tenant the name and address of any holder of an Underlying Encumbrance, Tenant agrees to send to said holder a photocopy of those items given to Landlord pursuant to the provisions of Section 35(c).

(h)      Lease Extension. Notwithstanding any other provision of this Lease, if (i) a violation of any Environmental Law occurs or is found to exist and Tenant is responsible for the Remediation thereof pursuant to the terms of this Lease, (ii) the Remediation thereof in Landlord’s reasonable judgment would materially interfere with Landlord’s ability to lease the Demised Premises or materially adversely affect the rental rate payable under any new lease of the Demised Premises and (iii) the Term would otherwise terminate or expire, then, at the option of Landlord, the Term shall be automatically extended beyond the date of Termination Date and this Lease shall remain in full force and effect beyond such date until the earlier to occur of (i) the completion of all remedial action in accordance with applicable Environmental Laws or (ii) the date specified in a written notice from Landlord to Tenant terminating this Lease.

(i)       Survival. Tenant’s obligations under this Section 35 shall survive the expiration or earlier termination of this Lease.

Section 36.    Miscellaneous.

(a)      Acceptance by Tenant. Tenant, by entering into occupancy of any part of the Demised Premises, shall be conclusively deemed to have agreed that Landlord up to the time of such occupancy has performed all of its obligations hereunder with respect to such part and that such part, except for (a) latent defects, and (b) minor details of construction, decoration and mechanical adjustment referred to above, was in satisfactory condition as of the date of such occupancy, unless within thirty (30) days after such date Tenant shall give notice to Landlord specifying the respects in which the same was not in such condition.

(b)      Integration; Amendments. This Lease may not be amended, modified or nor may any obligation hereunder be waived, orally, and no such amendment, modification, termination or waiver, shall be effective unless in writing and signed by the party against whom enforcement thereof is sought. No waiver by Landlord of any obligation of Tenant hereunder shall be deemed to constitute a waiver of the future performance of such obligation by Tenant. If any provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such provision shall not be affected thereby. This Lease shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. Upon due performance of the covenants and agreements to be performed by Tenant under this Lease, Landlord covenants that Tenant shall and may at all times peaceably and quietly have, hold and enjoy the Demised Premises during the Term. The table of contents and the section headings are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Exhibits A, B, C, D, E, and F attached hereto are incorporated into this Lease. This Lease will be simultaneously executed in several counterparts, each of which when so executed and delivered, shall constitute an original, fully enforceable counterpart for all purposes.

(c)    Governing Law. This Lease shall be governed in all respects by the laws of the State of New Jersey, without regard to conflict of law provisions

(d)    Estoppel Certificate. Tenant agrees that from time to time upon not less than ten (10) days prior request by Landlord, or any of Landlord’s mortgagees, the Tenant (or any permitted assignee, subtenant or other occupant of the Demised Premises claiming by, through or under Tenant) will deliver to Landlord or to such mortgagee, a statement in writing signed by Tenant certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease has been modified and is in full force and effect and identifying the modifications); (ii) the date upon which Tenant began paying Rent and the dates to which the Rent and other charges have been paid; (iii) that Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; (iv) that improvements to the Demised Premises have been completed in accordance with the terms hereof and Tenant is in occupancy and paying Rent on a current basis with no rental offsets or claims; (v) that there has been no prepayment of Rent other than that provided for in the Lease; (vi) that there are no actions, whether voluntary or otherwise, pending against Tenant under the Bankruptcy laws of the United States or any state thereof; and (vii) such other matters as may be required by Landlord or such mortgagee.

(e)      Acceptance of Surrender. No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or Landlord’s agents shall have any authority to accept the keys to the Demised Premises prior to the Termination Date and the delivery of keys to any employee of Landlord or Landlord’s agents shall not operate as an acceptance of a termination of this Lease or an acceptance of a surrender of the Demised Premises.

(f)       Failure to Deliver Invoices. Landlord’s failure during the Term to prepare and deliver any of the statements, notices or bills set forth in this Lease shall not in any way cause Landlord to forfeit or surrender its rights to collect any amount that may have become due and owing to it during the Term.

(g)      Tenant Relocation. If the Demised Premises contain less than Ten Thousand (10,000) square feet of rentable area, Landlord shall have the right, at its option, upon at least thirty (30) days written notice to Tenant, to relocate Tenant and to substitute for the Demised Premises other space within the Building containing at least as much rentable area as the Demised Premises (the “New Space”). The New Space shall be improved by Landlord at its expense, with decorations and improvements that are substantially comparable in quantity and quality to those provided by Landlord in the original Demised Premises. Landlord shall pay the expenses reasonably incurred by Tenant in connection with such relocation, including by not limited to costs of moving, door lettering and telephone relocation. The New Space shall become the “Demised Premises” for purposes of this Lease following Tenant’s taking occupancy thereof.

(h)      Financial Information. Tenant agrees to deliver financial information to Landlord within fifteen (15) days after Tenant’s receipt of Landlord’s request therefor in accordance with Section 21 of this Lease.

(i)       Building Directory. Tenant shall be entitled to identification on the office building directory located on the main floor of the Building. Tenant shall pay the cost of the initial listings on said directory, and thereafter shall pay the costs of any changes to the listings as Additional Rent. Tenant acknowledges and agrees that the cost of maintaining the directories shall be part of Landlord’s Operating Expenses.

(j)       Effect of Submission. The submission of this Lease to Tenant for examination does not constitute an offer to lease the Demised Premises on the terms set forth herein, and this Lease shall become effective as a lease agreement only upon the execution and delivery of the Lease by Landlord and Tenant.

(k)       Tenant Access. Subject to all applicable Legal Requirements and to Landlord’s rules and regulations, Tenant shall be permitted keyed access to the Demised Premises twenty-four (24) hours per day, seven (7) days per week.

(l)       Definition of Landlord. The term “Landlord”, as used in this Lease, shall mean only the owner of the title to the Building as of the date in question. Upon the sale, transfer or other conveyance by Landlord of the Building, Landlord shall be released from any and all liability under this Lease arising after the date of such sale, transfer or other conveyance.

(m)       Alteration of Building. Notwithstanding anything to the contrary contained in this Lease, Landlord reserves the right, in its sole discretion, to modify or alter the Building from time to time, including, but not limited to, (i) expanding, reducing and otherwise modifying or altering the buildings on the Land (including the Building) from time to time; (ii) relocating, expanding, reducing and otherwise modifying or altering the parking areas, sidewalks, landscaped areas and other common areas located on the Land from time to time; (iii) constructing additional buildings and/or improvements on the Land; and (iv) increasing or decreasing the size of the Land; provided, however, if, as a result of Landlord’s exercise of its rights hereunder, the acreage of the Land is reduced or increased or the rentable square footage of the buildings (including the Building) is reduced or increased, then, in either event, Landlord shall equitably adjust those expenses affected by such action.

(n)       Building Name. Tenant shall not, without the prior written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Demised Premises, an in no event shall Tenant acquire any rights and or to such names. Landlord reserves the right at any time and from time to time to change the name by which the Building is designated.

(o)       TIME OF THE ESSENCE. TIME IS OF THE ESSENCE IN ALL PROVISIONS OF THIS LEASE, INCLUDING ALL NOTICE PROVISIONS TO BE PERFORMED BY OR ON BEHALF OF TENANT.

(p)       Computation of Time. In computing any period of time prescribed or allowed by any provisions of this Lease, the day of the act, event or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday, in which event the period runs until the end of the next day which is not a Saturday, Sunday, or legal holiday. Unless otherwise provided herein, all notices and other periods expire as of 5:00 p.m. local time in New Jersey on the last day of the notice or other period.

(q)       Interpretation. Landlord and Tenant understand, agree, and acknowledge that: (i) this Lease has been freely negotiated by both parties; and (ii) that, in the event of any controversy, dispute or contest over the meaning, interpretation, validity, or enforceability of this Lease, or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

(r)       Landlord Liability. The obligations of Landlord do not constitute the personal obligations of Landlord. If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed, Tenant shall be required to deliver to Landlord notice of the same. If, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Building, and out of rent from the Building receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title or interest in the Building, and no action for any deficiency may be sought or obtained by Tenant.

(s)       Patriot Act Provision. Tenant represents, warrants and covenants that neither Tenant nor any of its partners, officers, directors, members or shareholders (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001 )(“Order”) and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) is listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including, without limitation, the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraqi Sanctions Act, Publ. L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 aa-9; The Cuban Democracy Act, 22 U.S.C. §§ 60-01-10; The Cuban Liberty and Democratic Solidarity Act, 18.U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-201, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) is engaged in activities prohibited in the Orders; or (vii) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§5311 et. seq.). Tenant shall not permit the Demised Premises or any portion thereof to be used, occupied or operated by or for the benefit of any person or entity that is on the OFAC List. Tenant shall provide documentary and other evidence of Tenant’s identity and ownership as may be reasonably requested by Landlord at any time to enable Landlord to verify Tenant’s identity or to comply with any legal request. Tenant shall indemnify and hold Landlord harmless and against from all losses, damages, liabilities, cost and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that are incurred by Landlord and/or its affiliates that derive from a claim made by a third party against Landlord and/or its affiliates arising or alleged to arise from a misrepresentation made by Tenant hereunder or a breach of any covenant to be performed by Tenant hereunder.

(t)       Consent to Jurisdiction. Tenant hereby consents to the exclusive jurisdiction of the state courts located in Middlesex County and Somerset County and to the federal courts located in the District of New Jersey.

IN WITNESS WHEREOF, the parties hereto have executed this instrument the day and year first above written.

TENANT:

COMPOSECURE, L.L.C.
[ILLEGIBLE]
WITNESS

[ILLEGIBLE]	By:	/s/ Michele Logan
WITNESS	Typed Name: Michele Logan

LANDLORD:

BAKER-PROPERTIES
LIMITED PARTNERSHIP
[ILLEGIBLE]	BAKER COMPANIES, INC.
WITNESS	Its General Partner

	By:	/s/ Philip C. King
WITNESS		Philip C. King
Vice President

STATE OF	)
) ss.:

COUNTY OF	)

On the            day of November in the year 2011 before me, the undersigned personally appeared                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

STATE OF NEW YORK	)
) ss.:
COUNTY OF WESTCHESTER	)

On the        day of November in the year 2011 before me, the undersigned personally appeared Philip C. King, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public